Exhibit 23(a)


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
TII Network Technologies, Inc.:


We consent to the use of our report dated August 30, 2004, included in TII Network Technologies, Inc.'s Form 10-K for the year ended June 25, 2004, which is incorporated by reference in this registration statement on Form S-8.

                                                   /s/ KPMG LLP

Melville, New York
November 9, 2004